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                         EXHIBIT 10.40

                ROCHESTER TELEPHONE CORPORATION
          DIRECTORS COMMON STOCK DEFERRED GROWTH PLAN


1.   Purposes

         Rochester Telephone Corporation (the "Company") hereby establishes the Directors Common Stock Deferred Growth Plan (the "Plan") to assist its directors with their individual tax and retirement income planning, to permit the Company to remain competitive in attracting and retaining its directors and to authorize deferred fees to be invested in Company securities.

2.   Plan Administrator

         The Committee on Directors of the Company's Board of Directors shall be the Plan's administrator (the "Administrator"). The Administrator shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of this Plan, including eligibility for benefits.

3.   Eligibility

         Any director of the Company who is not an employee of the Company or of any subsidiary of the Company may elect to participate in this Plan.

4.   Amount of Deferral

         A participant may elect to defer receipt of all or a specified portion of the fees otherwise payable to the participant for serving on the Company's Board of Directors or any committee thereof.

5.   Time for Electing Deferral

         Any election to defer directors fees must be made prior to the beginning of the calendar year that such fees are to be earned by the participant, provided that in the first year of eligibility a deferral election for that year must be made within 30 days of commencing employment on the Board. An election to commence a deferral may be made at any time in accordance with the procedures set forth in section 6 and any election so made shall remain in effect until the participant elects in writing to change his or her election for future fees, but any such change with respect to an investment in Company securities will not be effective until six months after so elected.

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6.       Manner of Electing Deferral

              A participant shall elect a deferral by giving written notice to the Administrator in a form substantially the same as the Election Form attached hereto. The notice shall include (1) the amount to be deferred; (2) the time as of which the deferral is to commence; and (3) whether the deferred amounts plus the earnings thereon will be paid within 30 days of termination from the Board or 30 days following the end of year in which termination occurs.

7.       Participant Accounts

              If a trust arrangement has been established, each participant shall have an account (the "Participant Account") to reflect his or her investment election as specified on the Election Form. Amounts deferred into a Participant Account shall be invested by the trustee in such securities of the Company as shall be specified by the Administrator. The trustee shall purchase such securities on the open market at their fair market value at the time of purchase. Earnings paid on securities allocated to a Participant Account shall be used to purchase additional securities of the Company. Funds allocated to a Participant Account that cannot be invested in Company securities may be invested in any fund or funds designated by the Administrator.

              If no trust arrangement has been established, all deferrals will be credited with simple interest on any unpaid account balance at the rate fixed from time to time for the payment of funds deposited with the Company by the customers.

              The value of each Participant Account shall be adjusted no less frequently than annually to reflect deferrals into the account, payments from the account as hereinafter provided, earnings on investments and changes in the market value of investments.

              All amounts credited to Participant Accounts shall be fully vested at all times. Except for the possible claims of the Company's general creditors, they shall not be subject to forfeiture on account of any action by a participant or by the Company, including termination of service on the Board.

8.       Transfer of Participant Accounts

              A Participant may transfer to this Plan a participant account held under the Company's Plan for the Deferral of Directors Fees. In the event of any such transfer, the amounts will be invested in accordance with the terms of
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this Plan and shall be paid out in the medium provided for
payments from this Plan. The Participant's deferral election under the Plan for the Deferral of Directors Fees shall otherwise remain irrevocable and shall govern the time and method of payment of the transferred amounts.

              No amounts held in this Plan, including amounts transferred to it pursuant to the foregoing paragraph may be transferred from this Plan to the Plan for the Deferral of Directors Fees.

9.       Payment of Deferred Amounts

              No withdrawal may be made from a Participant
Account except as provided in this section 9. Payments from an Account shall be made in a lump sum within 30 days following termination from the Board or within 30 days following the close of the year in which termination occurs in accordance with a participant's Election Form.

              Payments from a Participant Account that has been invested in Company securities shall be made only in whole shares of such securities with any fractional share made in cash. Each participant or beneficiary shall execute any documents deemed necessary by the Administrator to comply with any applicable securities laws.

10.      Participant's Rights Unsecured

              The maintenance of individual Participant
Accounts is for bookkeeping purposes only. The Company may, but is not obligated to, acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

              The right of any participant or his or her estate to receive future payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company.

11.      Change in Control

              In the event of a Change in Control, as defined in the trust agreement, amounts credited to Participant Accounts shall be paid out in accordance with the terms of the trust agreement and any participant elections. If no trust agreement is in effect, change in control shall have the meaning given this term in the Company's Supplemental Management Pension Plan and benefits shall be paid in
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accordance with participant elections.  Notwithstanding the foregoing, shares of Company securities purchased with deferred fees shall not be paid out until six months after the date of election pursuant to which such purchase was made.

12.      Statement of Account

              Statements will be sent to participants no less frequently than annually as to the value of their Participant
Accounts.

13.      Assignability

              No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

14.      Amendment

              This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall accelerate payment of amounts previously deferred, provide for additional benefits, or, without the consent of a participant, adversely affect such participant's accruals in his or her Participant Account.

15.      Governing Law

              This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

16.      Effective Date

              The effective date of this Plan is November l, 1993.


              IN WITNESS WHEREOF, the Board of Directors has caused its duly authorized member to execute this Plan document on its behalf this 1st day of November, 1993.


                        ROCHESTER TELEPHONE CORPORATION


                            /s/ Josephine S. Trubek
                        By ---------------------------
                             Josephine S. Trubek
                        Its  Corporate Secretary

57ED